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Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in (i) this annual report on Form 10-K; (ii) Registration Statements on Form S8 (Nos. 333-1404, 333-1402, 333-1400, 33-86146, 333-4301) and (iii) Registration Statement on Form S3 (No. 333-60985) of our report dated November 4, 1998 on our audits of the consolidated financial statements of ACE Limited as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, from page 43 of the 1998 Annual Report to Shareholders of ACE Limited.


New York, New York
December 17, 1998                               PricewaterhouseCoopers LLP

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